UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California    90012

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CATY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

New CEO Employment Agreement

On June 20, 2019, Cathay General Bancorp (the “Company”) and its wholly owned subsidiary, Cathay Bank, entered into a new employment agreement, dated as of June 20, 2019, with Pin Tai, its chief executive officer (the “Employment Agreement”).

Contemporaneously with the execution and delivery of the Employment Agreement, the Company and Cathay Bank delivered to Mr. Tai written notice not to renew the term of Mr. Tai’s existing employment agreement, dated as of August 18, 2016, with the Company and Cathay Bank. The term of his existing employment agreement will expire on September 30, 2019.

The term of Mr. Tai’s employment (the “Term”) under the Employment Agreement will begin on October 1, 2019 and will continue through September 30, 2020, unless earlier terminated in accordance with the Employment Agreement.

The Employment Agreement provides that Mr. Tai will continue to serve as the chief executive officer of the Company and Cathay Bank.  Mr. Tai will continue to serve as a member of the boards of directors of the Company and Cathay Bank without additional compensation.

During the Term, Mr. Tai will earn a base salary of $819,000, and will be eligible for a 2019 bonus under the terms of Cathay Bank’s cash bonus program and a special bonus of $110,614 for 2020.  Mr. Tai will be eligible for all welfare benefit plans (health, dental, life, etc.) and the same vacation and fringe benefits currently provided to Mr. Tai, all as set forth under the terms of the Employment Agreement. Mr. Tai’s existing restricted stock units will continue to vest in accordance with the same vesting and other requirements under his existing award agreements, all as set forth in the Employment Agreement.

The Employment Agreement includes customary non-competition, employee and customer non-solicitation, confidentiality and non-disparagement clauses, for the periods specified in the Employment Agreement, and subject to the limitations and other applicable provisions in the Employment Agreement.

The Company may terminate Mr. Tai’s employment due to disability, or with or without “Cause” as defined in the Employment Agreement.  Mr. Tai can terminate his employment with or without “Good Reason” as defined in the Employment Agreement.  Employment under the Employment Agreement terminates automatically upon Mr. Tai’s death or expiration of the Term.  On any termination, Mr. Tai will resign from each position as a director or officer.

If the Company terminates without Cause or Mr. Tai resigns for Good Reason, Mr. Tai will be entitled to (i) salary continuation through the end of the original Term; (ii) additional severance of $296,512, with half the amount payable on March 31, 2021 and the remaining half payable in October 2021; (iii) payment of 2019 target bonus amount (to the extent it is not payable as an accrued obligation upon termination) and the 2020 special bonus of $110,614; and (iv) continued vesting of RSUs as if Mr. Tai remained employed with the Company and Cathay Bank through September 30, 2020. All severance is subject to Mr. Tai signing and not revoking a separation agreement and general release in a form acceptable to the Company and Cathay Bank.

The preceding description of the Employment Agreement is not a complete summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which has been filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Consulting Agreement

Concurrently with the execution and delivery of the Employment Agreement, the Company and Cathay Bank entered into a consulting agreement, dated June 20, 2019, with Mr. Tai (the “Consulting Agreement”).  The Consulting Agreement becomes effective only if Mr. Tai remains employed by the Company through September 30, 2020.  If the Consulting Agreement becomes effective, the term of the consultancy will be for one year, from October 1, 2020 through September 30, 2021, unless earlier terminated under the terms of the Consulting Agreement (the “Consulting Term”).

Mr. Tai will be retained as an independent contractor under the Consulting Agreement, advising the Company and Cathay Bank as requested.

Mr. Tai will be paid a fee of $296,512 during the Consulting Term.  One half of the fee will be paid on March 31, 2021 and one half at the end of the Consulting Term provided he signs a general release of claims at the end of the Consulting Term.

The Consulting Agreement includes customary non-competition, employee and customer non-solicitation, confidentiality and non-disparagement clauses, for the periods specified in the Consulting Agreement and subject to the limitations and other applicable provisions in the Consulting Agreement.

Either party may terminate the Consulting Agreement due to the other’s default or material breach.  If the Consulting Agreement is terminated due to a breach by Mr. Tai, disability, or expiration of the Consulting Term, the Company owes Mr. Tai only the fees earned through the termination date, subject to Mr. Tai signing and not revoking a general release.  If the Agreement terminates due to the Company’s breach or default, the Company remains liable to Mr. Tai for the balance of the fees, subject to his signing and not revoking a general release.

The preceding description of the Consulting Agreement is not a complete summary and is qualified in its entirety by reference to the Consulting Agreement, a copy of which has been filed herewith as Exhibit 10.2 and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers

The disclosures set forth in Item 1.01, to the extent it relates to the compensation of Mr. Tai, is hereby incorporated by reference to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.     Description

10.1	Employment Agreement, dated as of June 20, 2019, among Cathay General Bancorp, Cathay Bank and Pin Tai.

10.2	Consulting Agreement, dated June 20, 2019, among Cathay General Bancorp, Cathay Bank and Pin Tai.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2019

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer